CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS, HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.
Exhibit 10.16
AMENDMENT NO. 6 TO
AGREEMENT

THIS AMENDMENT NO.6 TO AGREEMENT (this “Amendment”) is made effective as of September 1, 2021, between IDEXX Europe B.V., a corporation organized under the law of the Netherlands (“IDEXX”) and Ortho-Clinical Diagnostics, Inc., a New York corporation with offices at 100 Indigo Creek Drive, Rochester, New York, U.S.A. (“OCD” or “Ortho”; each of IDEXX and Ortho also a “Party” and together also the “Parties”).
WHEREAS, Ortho and IDEXX have entered into that certain agreement dated as of October 17, 2003 (such agreement, as amended by Amendment No. 1 thereto effective January 1, 2005, Amendment No. 2 thereto effective January 18, 2008, Amendment No. 3 thereto effective December 28, 2011, Amendment No. 4 thereto effective December 9, 2013, Amendment No. 5 thereto effective July 9, 2019 (as so amended, the “Agreement”), regarding supply by Ortho of dry slides for IDEXX veterinary chemistry analyzers; and
WHEREAS, the Parties now desire to update the annual Product forecast and price true-up processes, and agree to amend the Agreements accordingly;
NOW THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the Parties hereby agree as follows:
1.The first and second paragraph of Section 5.04 shall be deleted in their entirety and replaced as follows:

“No later than [**] of each year, IDEXX shall provide Ortho with its notice of aggregate forecasted purchase volume and mix of Products (on a Product SKU level) for [**] of the subsequent [**] for each of the VETTEST slides (single slides and PANELS/PROFILES slides for the VETTEST Analyzer and New Slides) (the “Initial Forecast”). Ortho shall review the Initial Forecast. In the event that Ortho considers, in good faith, that the Initial Forecast is outside of its manufacturing capability for the [**] allocations specified for each of the VETTEST slides (due to Ortho’s total manufacturing capacity, Product mix (including on a Product SKU level) or otherwise), Ortho will provide documented acknowledgement of the limitation and the Parties will agree to discuss solutions for provision of slide volume to meet IDEXX’s forecasted requirements (including any changes to the quarterly allocation of the Product volume or mix of Products, or the overall Product volume). Any resulting mutually agreed updates shall be incorporated in writing into the Initial Forecast, which shall be deemed the “Annual Purchase Forecast”. If Ortho does not provide such acknowledgement by the [**] following the Initial Forecast, the Initial Forecast shall be deemed within Ortho’s capability for production, and shall be deemed the Annual Purchase Forecast. As long as the [**] slide order volumes for the [**] do not exceed [**] Ortho shall deliver the slides in accordance with IDEXX’s orders. In the event an IDEXX order is outside of Ortho’s capacity limitation due to the mix of Products, Ortho shall notify IDEXX and the Parties shall discuss in good faith an amicable solution that reflects both Ortho’s capacity limitations and IDEXX’s order.

The [**] constitute non-binding forecasts for Ortho’s planning purposes and shall also be the basis for determining estimated slide pricing pursuant to Section 7.03 below.”

2.Section 5.05 shall be deleted in its entirety and replaced as follows:

“In the event IDEXX intends to place a purchase order for Products that exceeds [**] of the [**] (“Excess Order”), IDEXX will notify Ortho thereof at least two (2) weeks in advance of the Excess Order. Within one (1) week following receipt of such request, Ortho will review and notify IDEXX of the extent of its ability to so supply the Excess Order. Ortho shall use best efforts to deliver the Excess Order, provided that, if such Excess Order exceeds its manufacturing capability (due to either Ortho’s total manufacturing capacity, Product mix or otherwise, in each case within the quarterly and annual term specified), the Parties will enter into good faith discussions to find solutions for provision of slide volume to meet the Excess Order, but a failure by Ortho to manufacture the Excess Order shall not constitute a breach of contract by Ortho.”

3.Section 7.02(b) shall be modified as follows: The fifth paragraph (i.e., the paragraph that starts with “Within [**]…”) of Section 7.02(b) shall be deleted in its entirety and replaced as follows:

“(i)     [**]

(ii)     [**].”

4.Except as modified by this Amendment, the Agreement remains in effect. This Amendment is to be construed as part of the Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall from and after the date set forth above, refer to the Agreement as amended hereby.
5.This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
*****

IN WITNESS WHEREOF and intending to be legally bound, the parties hereto have caused this Amendment to be duly executed in duplicate by their respective authorized representatives as of the day and year first written above:
ORTHO-CLINICAL DIAGNOSTICS, INC.        IDEXX EUROPE B.V.
By: _/s/ Michael S. Iskara                By: /s/ Lily J. Lu
Name: Michael S. Iskara                Name: Lily J. Lu
Title: EVP Commercial Excellence and Strategy    Title: Managing Director
Date: Nov 17, 2021                    Date: Nov 2, 2021

Acknowledged and consented to, solely as guarantor pursuant to Section 30 of the Agreement:

IDEXX LABORATORIES, INC.
By: /s/ John Hart
Name: John Hart
Title: Senior Vice President
Date: Nov 5, 2012

[**] Text omitted throughout this exhibit for confidential treatment. The redacted information has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.